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                                                                  EXHIBIT 99.1

       MASTER AGREEMENT dated as of February 16, 1999 among Ascent Pediatrics, Inc., a Delaware corporation (the "Company"), Alpharma, Inc., a Delaware corporation ("Parent"), and Alpharma USPD Inc., a Maryland corporation and wholly owned subsidiary of Parent ("Alpharma").

       WHEREAS, the Company and Bird Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Transitory Subsidiary"), have entered into an Agreement and Plan of Merger dated as of February 16, 1999 (the "Merger Agreement"), pursuant to which, among other things:

                     (i) Transitory Subsidiary shall be merged (the "Merger") with and into the Company;

                     (ii) each share of common stock, $.00004 par value per share, of the Company issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (the "Old Common Stock") (other than shares of Old Common Stock held in the Company's treasury and shares of Old Common Stock as to which appraisal rights have been perfected by the holders thereof (if such rights are available under Section 262 of the Delaware General Corporation Law)) shall be converted in the Merger into and represent the right to receive one depositary share (a "Depositary Share") issued pursuant to the Depositary Agreement, each Depositary Share evidencing one share of common stock, $.00004 par value per share, of the Company following the Merger (the "New Common Stock"), represented by a depositary receipt ("Depositary Receipt") and subject to the right and option of the Company (the "Call Option"), upon the terms and conditions set forth in the Depositary Agreement (as defined below), to purchase all of the outstanding shares of New Common Stock of the Company deposited with the Depositary (as defined below);

                     (iii) each share of common stock, $.01 par value per share, of Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted in the Merger into and thereafter evidence the right to receive $.01 per share; and

       WHEREAS, Alpharma and the Company have entered into a Loan Agreement dated as of February 16, 1999 (the "Loan Agreement") pursuant to which Alpharma has agreed to loan to the Company an aggregate of up to $40 million from time to time upon the terms and conditions set forth therein;

       WHEREAS, as a condition to, and as additional consideration for, Alpharma agreeing to make Loans (as defined below), the Company desires to assign the Call Option to Alpharma; and

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       WHEREAS, the Company, Alpharma, and State Street Bank and Trust Company
(the "Depositary") have entered into a Depositary Agreement dated as of February 16, 1999 (the "Depositary Agreement") providing for (i) the terms and conditions pursuant to which the Company may exercise the Call Option prior to the transfer of the Call Option to Alpharma and (ii) the terms and conditions pursuant to which Alpharma may exercise the Call Option from and after the transfer of the Call Option to Alpharma;

       NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:


                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.1    DEFINITIONS.

       "Affiliate" shall have the meaning ascribed to it in Rule 405 promulgated under the Securities Act.

       "Alpharma Director" has the meaning set forth in Section 6.5(a) of the Loan Agreement.

       "Ancillary Agreements" shall mean the Depositary Agreement, the Loan Agreement, the Registration Rights Agreement and the Subordination Agreement dated as of February 16, 1999 by and among the Company, Alpharma and the Purchasers (as defined in the May 1998 Securities Purchase
       Agreement).

       "Board of Directors" means the Board of Directors of the Company or any committee of the Board of Directors authorized to act for it hereunder.

       "Business Day" means any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to be closed in Boston, Massachusetts, New York, New York or in any other city in which the Depositary's Office (as defined in the Depositary Agreement) is located.

       "Capital Stock" means any and all shares, interests, participations or other equivalents of or interests in (however designated) equity of the Company, including any preferred stock, but excluding any debt securities convertible into such equity prior to such conversion.

       "Change in Control" of the Company means:

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                     (a) the acquisition by any Person or "group" within the
              meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries which acquires beneficial ownership of voting securities of the Company, or Alpharma or its Affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the aggregate voting power of all classes of Voting Capital Stock that are then outstanding or that are issuable upon the conversion or exercise of convertible securities, options, warrants or rights of the Company that are then outstanding; provided that any voting securities acquired directly from the Company by an underwriter of the Company as part of an underwritten public offering of Capital Stock of the Company shall not be deemed to be beneficially owned by such underwriter for purposes of determining whether a Change in Control has occurred;

                     (b) Persons who, as of the Closing Date constitute all of
              the Non-Alpharma Directors (the "Non-Alpharma Incumbent Directors") cease for any reason to constitute at least a majority of the Non- Alpharma Directors then in office, provided that any Person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Non-Alpharma Incumbent Directors shall be considered as though such Person were one of the Non-Alpharma Incumbent Directors as of the Closing Date; provided, however, that there shall be excluded from this clause (b) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board of Directors;

                     (c) the consummation of a reorganization, merger or
              consolidation involving the Company, if the stockholders of the Company beneficially owning 100% of the aggregate voting power of all classes of Voting Capital Stock that are then outstanding or that are issuable upon conversion or exercise of convertible securities, options, warrants or rights that are then outstanding immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, beneficially own more than 50% of the aggregate voting power of all classes of Voting Capital Stock that are then outstanding or issuable upon conversion or exchange of convertible securities, options, warrants or rights that are then outstanding; or

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                     (d) a liquidation or dissolution of the Company (other than pursuant to the United States Bankruptcy Code) or the conveyance, transfer or leasing of all or substantially all of the assets of the Company to any Person.

       "Closing" has the meaning set forth in Section 2.1 of this Agreement.

       "Closing Date" has the meaning set forth in Section 2.1 of this Agreement.

       "Common Stock" means (i) prior to the Effective Time (as defined in the Merger Agreement), the Old Common Stock, and (ii) at and after the Effective Time, the New Common Stock.

       "Company" means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor to such party.

       "Depositary Agreement" shall have the meaning ascribed to it in the Preamble to this Master Agreement.

       "Effective Time" shall have the meaning ascribed to it in the Merger Agreement.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Financial Statements" has the meaning set forth in Section 3.7(a) of the Loan Agreement.

       "First Loan" has the meaning set forth in Section 2.3 of the Loan Agreement.

       "Forty Percent Limit" has the meaning set forth in Section 6.1 of this Agreement.

       "GAAP" means U.S. generally accepted accounting principles as in effect from time to time.

       "Guaranty Agreement" means the Guaranty Agreement dated as of February 16, 1999 between the Company and the Parent.

       "Indebtedness" means and includes:

                     (a) all items which in accordance with GAAP would be
              included on the liability side of a balance sheet on the date as of which

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              Indebtedness is to be determined (excluding capital stock, surplus reserves and deferred credits);

                     (b) all guaranties, letter of credit, contingent
              reimbursement obligations and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others; and

                     (c) all indebtedness secured by any Lien existing on any
              interest of the Person with respect to which indebtedness is being determined in Property owned subject to such Lien whether or not the indebtedness secured thereby shall been assumed.

       "Intellectual Property" has the meaning set forth in Section 3.11(a) of the Loan Agreement.

       "Lien" means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

       "Loan" means any borrowing by the Company of up to a maximum principal amount of $40,000,000 from Alpharma pursuant to Section 2.1 of the Loan Agreement and the other terms and conditions of the Loan Agreement.

       "Loan Agreement" shall have the meaning ascribed to it in the Preamble to this Master Agreement.

       "Material Adverse Effect" means any development, change or effect that is materially adverse to the business, Properties (including, without limitation, Intellectual Property), assets, net worth, financial condition, results of operations or future prospects (including, without limitation, future equity value) of the Company or Alpharma, as the case may be, and its Subsidiaries taken as a whole.

       "May 1998 Securities Purchase Agreement" means the Series G Securities Purchase Agreement dated as of May 13, 1998 by and among the Company and the Purchasers named in Schedule I thereto, as amended.

       "Merger" has the meaning set forth in the Preamble to this Agreement.

       "Merger Agreement" has the meaning set forth in the Preamble to this Agreement.

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       "Merger Consideration" has the meaning set forth in Section 1.4(a) of the
       Merger Agreement.

       "New Common Stock" has the meaning set forth in the preamble to this Agreement.

       "Non-Alpharma Directors" has the meaning set forth in Section 6.3 of this Agreement.

       "Note" means the note to be issued by the Company to Alpharma pursuant to
       Section 2.2(a) of the Loan Agreement, provided however, that in the event that Alpharma exchanges all or a portion of the Note for one or more Notes in accordance with Section 2.2(c) of the Loan Agreement or transfers all or a portion of the Note in accordance with Article XII of the Loan Agreement, all references to the Note in this Agreement shall be deemed to include the Notes issued by the Company upon such exchange or transfer.

       "Note Conversion Shares" has the meaning set forth in Section 3.4(b) of the Loan Agreement.

       "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

       "Old Common Stock" has the meaning set forth in the preamble to this Agreement.

       "Option Determination Date" has the meaning set forth in the Depositary Agreement.

       "Option Expiration Date" has the meaning set forth in the Depositary Agreement.

       "Person" means any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

       "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

       "Proxy Statement/Prospectus" has the meaning set forth in Section 4.1 of this Agreement.

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       "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 16, 1999 between the Company and Alpharma.

       "S-4 Registration Statement" has the meaning set forth in Section 4.2 of this Agreement.

       "SEC" means the United States Securities and Exchange Commission.

       "Second Amendment" shall mean the Second Amendment dated as of February 16, 1999 to the May 1998 Securities Purchase Agreement.

       "Securities" means the Note and the Note Conversion Shares.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Standstill Period" has the meaning set forth in Section 6.1 of this Agreement.

       "Stockholder Meeting" has the meaning set forth in Section 4.1 of this Agreement.

       "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the Voting Capital Stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

       "Voting Capital Stock" means the Capital Stock of the Company entitled to vote generally in the election of directors.

       The term "to the knowledge of" or derivatives thereof shall mean the actual knowledge of the Chief Executive Officer or the Vice President, Finance of the Company.

1.2    RULES OF CONSTRUCTION

       Unless the context otherwise requires:

              a. a term has the meaning assigned to it;

              b. an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              c. "or" is not exclusive;

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              d. words in the singular include the plural and in the plural include the singular;

              e. provisions apply to successive events and transactions; and

              f. "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II

                                   THE CLOSING

2.1 THE CLOSING. The Closing of the transactions contemplated by this Agreement (the "Closing") shall occur within five days after the satisfaction or waiver of all of the conditions to the obligations of the parties hereunder, including without limitation the conditions set forth in Article V hereof and in Section 4.2 of the Loan Agreement (the date of such Closing being referred to as the "Closing Date").

2.2 ACTIONS AT THE CLOSING. At the Closing, (a) the Company shall deliver to Alpharma the certificates, instruments and documents referred to in
       Section 5.2(j), (b) the Company shall file with the Secretary of State of the State of Delaware the Certificate of Merger and (c) following the Effective Time of the Merger, Alpharma and the Company shall take such other actions as are provided in this Agreement, the Merger Agreement and the Ancillary Agreements.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1 COMPANY REPRESENTATIONS AND WARRANTIES. The Company has made certain representations and warranties to Alpharma pursuant to Article III of the Loan Agreement, which representations and warranties are incorporated herein by reference. The Company hereby confirms that such representations and warranties are true and correct in all respects as of the date hereof as if included herein.

3.2 ALPHARMA REPRESENTATIONS AND WARRANTIES. Alpharma represents and warrants to the Company that:

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       (a)    it is an "accredited investor" as that term is defined in Rule
              501(a) promulgated under the Securities Act,

       (b) it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company,

       (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management,

       (d) it is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Alpharma has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof,

       (e) it is not in material breach or violation of, or in default under, any term or provision of (i) its Certificate of Incorporation or Bylaws, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its Property is subject, the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to Alpharma, or (iii) any statute, judgment, decree, order, rule or regulation applicable to Alpharma or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over Alpharma or any of its activities or properties and the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to Alpharma,

       (f) it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company,

       (g) it understands that the Securities have not been registered under the Securities Act and it will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Securities except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable state securities or "blue sky" laws,

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       (h)    it has full power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements,

       (i) the Person executing this Agreement and the Ancillary Agreements on behalf of Alpharma has the appropriate authority to act on behalf of Alpharma,

       (j) it has full power and authority to execute and deliver this Agreement, the Ancillary Agreements and such other documents furnished or to be furnished by Alpharma hereunder, this Agreement and the Ancillary Agreements have each been duly authorized, executed and delivered by Alpharma and each constitutes a legal, valid and binding agreement of Alpharma, enforceable against Alpharma in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity,

       (k) the compliance by Alpharma with the provisions of this Agreement and the Ancillary Agreements and the consummation of the other transactions contemplated hereby or thereby will not result in the creation or imposition of any lien, charge, security interest or encumbrance upon any of the assets of Alpharma pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the Certificate of Incorporation and Bylaws of Alpharma, (ii) any contract or other agreement to which Alpharma is a party or by which Alpharma or any of its respective properties is bound, or (iii) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body, domestic or foreign, applicable to the business or properties of Alpharma, except, with respect to clauses (ii) and
              (iii), in circumstances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Alpharma,

       (l) it has not employed any broker or finder in connection with the transactions contemplated by this Agreement or the Ancillary Agreements,

       (m) it acknowledges receipt of, and the opportunity to review, the information that it believes necessary to make an investment in the Securities, including, without limitation, the Financial Statements and

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              the other documents referenced in the Loan Agreement as having been delivered to Alpharma by the Company,

       (n) there is no action, suit, proceeding or investigation pending, or, to the knowledge of Alpharma, threatened, against Alpharma before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, or any action, suit, proceeding or investigation pending, or, to the knowledge of Alpharma, threatened, which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement and the Ancillary Agreements or the issuance of the Note or the Note Conversion Shares, which would not reasonably be expected to have a Material Adverse Effect with respect to Alpharma, and

       (o) Alpharma (i) is duly incorporated, validly existing and in good standing under the laws of the State of Maryland, and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing (or the equivalent thereof under applicable law) in each jurisdiction in which the conduct of its business requires such qualification by reason of the ownership or leasing of property or otherwise (except for those jurisdictions in which the failure so to qualify does not have a Material Adverse Effect with the respect to Alpharma).


                                   ARTICLE IV

                      STOCKHOLDER MEETING; PROXY MATERIAL;
                 REGISTRATION STATEMENT; STOCK LISTING; INDEMNIFICATION

4.1 Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of (i) the Merger Agreement (including the exhibits attached thereto) and the transactions contemplated thereby, including the Merger, and (ii) the Second Amendment and the transactions contemplated thereby. The Board of Directors of the Company shall recommend approval and adoption of (i) the Merger Agreement (including the exhibits attached thereto) and the transactions contemplated thereby, including the Merger, and (ii) the Second Amendment and the transactions contemplated thereby, by the Company's stockholders. In connection with the Stockholder Meeting, the Company (a) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as

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       practicable a proxy statement/prospectus and all other documents which may be required to be filed or mailed in connection with the Stockholder Meeting (collectively, the "Proxy Statement/Prospectus") and the consummation of the transactions contemplated by (i) the Merger Agreement and (ii) the Second Amendment, (b) will use its best efforts to obtain the necessary approvals by its stockholders of (i) the Merger Agreement (including the exhibits attached thereto) and the transactions contemplated thereby, including the Merger, and (ii) the Second Amendment and the transactions contemplated thereby, and (c) will otherwise comply with all legal requirements applicable to the Stockholder Meeting.

4.2 S-4 Registration Statement. Promptly following the resolution to the satisfaction of the SEC of all SEC comments on the Proxy Statement/Prospectus (or the expiration of the ten-day period under Rule 14a- 6(a) under the Exchange Act if no SEC comments are received by such date), the Company shall promptly prepare and file with the SEC, under the Securities Act, a registration statement on Form S-4 with respect to the Depositary Shares and the underlying shares of New Common Stock (the "S-4 Registration Statement") and shall use its best efforts to cause the S-4 Registration Statement to be declared effective as promptly as practicable. The Company shall take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of the Merger Consideration.

4.3 Cooperation. Alpharma will provide all information relating to Alpharma and its Affiliates for use in preparation of the Proxy Statement/Prospectus and the S-4 Registration Statement. The Company shall give Alpharma and its counsel reasonable opportunity to review and comment upon the Proxy Statement/Prospectus and the S-4 Registration Statement and any amendments thereto prior to the filing thereof with the SEC and prior to dissemination of the Proxy Statement/Prospectus to the stockholders of the Company. The Company shall provide Alpharma and its counsel with a copy of any written comments or telephonic notification of any verbal comments the Company may receive from the SEC or its staff with respect to the Proxy Statement/Prospectus and the S-4 Registration Statement promptly after the receipt thereof, shall permit Alpharma and its counsel to participate in the preparation of any written responses or any verbal responses of the Company or its counsel and shall provide Alpharma and its counsel with a copy of any written responses and telephonic notification of any verbal responses of the Company or its counsel. The Company agrees to use its best efforts, after consultation with Alpharma, to respond promptly to all such comments of or requests by the SEC and to cause the Proxy Statement/Prospectus and all required amendments and supplements to be mailed to the stockholders entitled to vote at the Stockholder Meeting at the earliest practicable time. The

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       Proxy Statement/Prospectus shall contain the recommendations of the Board of Directors of the Company referred to in Section 4.1.

4.4    Indemnification.

       (a) The Company will indemnify and hold harmless Alpharma, each of its directors and officers and each person, if any, who controls Alpharma within the meaning of the Securities Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which Alpharma may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the S-4 Registration Statement as of its effective date or in the Proxy Statement/Prospectus as of the date on which it is distributed to the Company's stockholders and as of the date of the Stockholder Meeting, (ii) any omission or alleged omission to state a material fact required to be stated in the S-4 Registration Statement or necessary to make the statements therein not misleading as of its effective date or (iii) any omission or alleged omission to state a material fact required to be stated in the Proxy Statement/Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date on which the Proxy Statement/Prospectus is distributed to the Company's stockholders and as of the date of the Stockholder Meeting, and the Company will reimburse Alpharma for any legal or any other expenses reasonably incurred by Alpharma in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in the S-4 Registration Statement or the Proxy Statement/Prospectus in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of Alpharma specifically for use in the preparation thereof.

       (b) Alpharma will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers or controlling persons may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are

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              based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the S-4 Registration Statement as of its effective date or in the Proxy Statement/Prospectus as of the date on which it is distributed to the Company's stockholders and as of the date of the Stockholder Meeting, (ii) any omission or alleged omission to state a material fact required to be stated in the S-4 Registration Statement or necessary to make the statements therein not misleading as of its effective date or (iii) any omission or alleged omission to state a material fact required to be stated in the Proxy Statement/Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date on which it is distributed to the Company's stockholders and as of the date of the Stockholder Meeting if the statement or omission was made in reliance upon and in conformity with information relating to Alpharma furnished in writing to the Company by or on behalf of Alpharma specifically for use in connection with the preparation of the S-4 Registration Statement or the Proxy Statement/Prospectus.

       (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

4.5 Stock Listing. The Company shall file a listing application with the Nasdaq National Market to list the Depositary Shares to be issued in connection with the Merger, and upon exercise or conversion of options, warrants and convertible securities of the Company which are exercised or converted after the Effective Time, on the Nasdaq National Market and shall use reasonable efforts to cause such listing application to be approved.

4.6 Fiduciary Duties. Neither the Company nor its Board of Directors shall be obligated to make either of the recommendations set forth in Section 4.1 to the extent that the making of such recommendation would be inconsistent with the fiduciary duties of the Board of Directors of the Company, as determined in good faith by the Company's Board of Directors.


                                    ARTICLE V

                          CONDITIONS TO OBLIGATIONS OF
                            ALPHARMA AND THE COMPANY

5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligation of the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement, and the respective obligations of Alpharma and the Company to consummate the transactions contemplated by this Agreement and the Ancillary Agreements (other than the obligation of Alpharma to make the First Loan, which is subject to the fulfillment or waiver of the conditions set forth in Section 4.1 of the Loan Agreement, and the obligation of the Company to issue the Note, which is subject to the fulfillment or waiver of the conditions set forth in Section 5.1 of the Loan Agreement) are subject to the satisfaction of the following conditions:

       (a) Stockholder Approval. The Company's stockholders shall have approved and adopted the Merger Agreement (including the exhibits attached thereto) and transactions contemplated thereby, including the Merger.

       (b) S-4 Registration Statement. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and remain in effect.

       (c) Litigation. No action, suit or proceeding shall be pending or threatened by or before any court, regulatory body, administrative agency or any other governmental agency or body wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, this Agreement, the Guaranty Agreement and the Ancillary Agreements or (ii) cause the Merger or any of the other transactions contemplated by the Merger Agreement, this Agreement, the Guaranty Agreement and the Ancillary Agreements to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect.

       (d) Second Amendment to May 1998 Securities Purchase Agreement Amendment. The Second Amendment shall be in full force and effect. The Second Amendment Closing Date (as defined in the Second Amendment) shall have occurred and all the other transactions required by the Second Amendment to have occurred at or prior to the Closing Date shall have occurred.

5.2 CONDITIONS TO ALPHARMA'S OBLIGATIONS. The obligation of Alpharma to consummate the transactions contemplated by this Agreement and the Ancillary Agreements (other than the obligation of Alpharma to make the First Loan, which is subject to the fulfillment or waiver of the conditions set forth in Section 4.1 of the Loan Agreement) is subject to the fulfillment to its reasonable satisfaction, or the waiver by Alpharma, on or prior to the Closing Date, of each of the following conditions:

       (a) Representations and Warranties Correct. The representations and warranties of the Company which are set forth in the Loan Agreement and incorporated herein pursuant to Section 3.1 hereof shall be (x) true and correct on and as of the date hereof and (y) true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except in the case of clause (y) for
              (i) those representations and warranties which address matters only as of a particular date (which shall be true and correct as of such date) and (ii) circumstances in which the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

       (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with on or prior to the Closing Date by the Company shall have been performed or complied with by the Company in all material respects on or prior to the Closing Date.

       (c) No Impediments. No statute, judgment, order or decree of any court, regulatory body, administrative agency or any other governmental agency or body shall be in effect which would impose any material limitation on the ability of Alpharma to exercise full rights of ownership of the Securities.

       (d) No Defaults. The Company shall not be in default under an indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any Indebtedness of the Company or any Subsidiary in excess of $200,000 or which results in such Indebtedness, in an aggregate amount (with other defaulted Indebtedness) in excess of $200,000, becoming due and payable prior to its due date.

       (e) No Material Adverse Events. Except as set forth in the schedules attached to the Loan Agreement pursuant to Article III thereof, as disclosed in the 1934 Act Filings (as defined in the Loan Agreement) filed with the SEC prior to the date hereof or as set forth in Schedule 4.1(e) to the Loan Agreement, since September 30, 1998, there shall have been no Material Adverse Effect with respect to the Company (other than the continued incurrence of losses in the ordinary course of business).

       (f) Compliance Certificate. The Company shall have delivered to Alpharma a certificate of the Company's President, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) and (e) of this Section 5.2.

       (g) Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Merger Agreement and the Ancillary Agreements shall have been taken, and Alpharma shall have received such other documents and instruments in form and substance reasonably satisfactory to it and its counsel, as to such other matters incident to the transaction contemplated hereby as it may reasonably request. The Merger Agreement and the Ancillary Agreements shall be in full force and effect. The Merger shall have occurred and all the other transactions required by the Merger Agreement and the Ancillary

              Agreements to have occurred at or prior to the Effective Time shall have occurred.

       (h) Opinion of Counsel. Alpharma shall have received the opinion of Hale and Dorr LLP, counsel for the Company, dated the Closing Date, substantially with respect to the matters set forth on Exhibit A attached hereto.

       (i) Consents, Waivers, Etc. The Company shall have obtained all consents or waivers necessary to execute and deliver this Agreement, the Merger Agreement and the Ancillary Agreements, effect the Merger, issue the Securities and carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect.

       (j) Delivery. The Company shall have delivered to Alpharma (i) the Note (in accordance with Section 4.1(l) of the Loan Agreement) and
              (ii) the following:

              (A) A certified copy of the Company's certificate of incorporation and all amendments thereto, appropriately authenticated;

              (B) A copy of the Company's bylaws, as amended to date, certified as being true by a principal Officer of the Company; and

              (C) A certificate of good standing of the Company as a foreign corporation certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts, and from every jurisdiction in which the Company is qualified to do business.

       (k) Appraisal Rights. The number of shares as to which appraisal rights have been asserted by stockholders of the Company in connection with the Merger pursuant to Section 262 of the Delaware General Corporation Law shall not exceed 5% of the number of shares of Voting Capital Stock then outstanding.

       (l) Board of Directors. The Board of Directors of the Company shall have elected a nominee of Alpharma to serve as a Class I Director of the Company immediately prior to, or concurrently with, the Effective Time.

       (m) Ancillary Agreements. The Merger Agreement and each of the Ancillary Agreements shall have been executed and delivered by the Company and the other parties thereto.

       (n) Call Option Transfer. Immediately following the Effective Time of the Merger, the Company shall have transferred the Call Option to Alpharma by executing the Call Option Assignment attached hereto as Exhibit C.

5.3 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The Company's obligations to consummate the Merger and the other transactions contemplated by this Agreement, the Merger Agreement and the Ancillary Agreements (other than the obligation of the Company to issue the Note, which is subject to the fulfillment or waiver of the conditions set forth in Section 5.1 of the Loan Agreement) are subject to the fulfillment to its reasonable satisfaction, or the waiver by the Company, on or prior to the Closing Date, of each of the following conditions:

       (a) Representations and Warranties Correct. The representations and warranties of Alpharma in Section 3.2 hereof shall be (x) true and correct on and as of the date hereof and (y) true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except in the case of clause (y) for (i) those representations and warranties which address matters only as of a particular date (which shall be true and correct as of the such date) and (ii) circumstances in which the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Alpharma.

       (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with on or prior to the Closing Date by Alpharma shall have been performed or complied with in all material respects on or prior to the Closing Date.

       (c) Compliance Certificate. Alpharma shall have delivered to the Company a certificate of Alpharma's President, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a) and (b) of this Section 5.3.

       (d) No Impediments. No statute, judgment, order or decree of any court, regulatory body, administrative agency or any other governmental agency or body shall be in effect which would impose any material limitation on the ability of the Company to exercise its rights under this Agreement and the Ancillary Agreements.

       (e) Opinion of Counsel. The Company shall have received the opinion of Kirkland & Ellis, counsel for Parent and Alpharma, dated the Closing

              Date, substantially with respect to the matters set forth on Exhibit B attached hereto.

       (f) Consents, Waivers, Etc. On or prior to the Closing Date, the Company shall have obtained all consents or waivers necessary to execute and deliver this Agreement, the Merger Agreement and the Ancillary Agreements, effect the Merger, issue the Securities and carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect.

       (g) Ancillary Agreements. Each of the Ancillary Agreements shall have been executed and delivered by Alpharma and the other parties thereto.

       (h) Guaranty Agreement. The Guaranty Agreement shall have been executed and delivered by Parent.

       (i) Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Merger Agreement, the Guaranty Agreement and the Ancillary Agreements required to be taken by Alpharma or Parent shall have been taken, and the Company shall have received such other documents and instruments in form and substance reasonably satisfactory to it and its counsel, as to such other matters incident to the transaction contemplated hereby as it may reasonably request. The Guaranty Agreement and the Ancillary Agreements shall be in full force and effect.

       (j) First Loan. Alpharma shall have made the First Loan to the Company under the Loan Agreement and any other Loan properly requested by the Company to be made on or prior to the Closing Date.

5.4 COOPERATION. The Company and Alpharma shall each take all reasonable steps and use all reasonable efforts necessary or desirable, and shall cooperate with the other party to enable it, to obtain, as promptly as practicable, all approvals, authorizations, certificates, consents and clearances required to consummate the transactions contemplated by this Agreement, the Merger Agreement and the Ancillary Agreements and satisfy the conditions set forth in this Article V. Each of the Company and Alpharma shall cooperate with the other party to agree, prior to the Effective Time, upon a reasonable valuation of the Call Option.

                                   ARTICLE VI

                        COVENANTS OF ALPHARMA AND PARENT

6.1 STANDSTILL AGREEMENT. Each of the Parent and Alpharma agrees that, during the period beginning on the date hereof and ending on (a) the date this Agreement terminates (if this Agreement terminates pursuant to Section 8.8(a)(i) or (ii)) or (b) the seventh anniversary of the date this Agreement terminates (if this Agreement terminates pursuant to Section 8.8(a)(iii)) (the "Standstill Period"), unless it has obtained the prior written consent of the Company by vote of the majority of the Non-Alpharma Directors of the Company then in office, it will not, and it will cause its Affiliates to not:

       (i) acquire, directly or indirectly, by purchase or otherwise, of record or beneficially, any Voting Capital Stock (which for purposes of this Agreement shall include without limitation New Common Stock, Depositary Shares and Depositary Receipts), any securities of the Company convertible into Voting Capital Stock (which for purposes of this Agreement shall include without limitation any convertible notes of the Company issued pursuant to the Loan Agreement), or any rights, options or warrants to acquire Voting Capital Stock of the Company, if after such acquisition (and after giving effect to the conversion of any such convertible securities and the exercise of any such rights, options or warrants held by Parent, Alpharma and their respective Affiliates (including an aggregate of 5,614,035 shares of Common Stock of the Company issued or issuable upon conversion of the Note, irrespective of whether the Note or any principal thereunder is outstanding at such time)), Parent, Alpharma and their respective Affiliates would together own of record or beneficially in the aggregate more than forty percent (40%) of the aggregate voting power of all classes of Voting Capital Stock that are then outstanding or that are issuable upon conversion or exercise of convertible securities, options, warrants or rights of the Company that are then outstanding (the "Forty Percent Limit"); provided that notwithstanding the provisions of this clause (i) the foregoing restrictions shall not apply to voting securities acquired (or deemed owned as provided above) in connection with the existence or exercise of the Call Option. If the number of shares of Voting Capital Stock that are then outstanding or that are issuable upon conversion or exercise of convertible securities, options, warrants or rights of the Company that are then outstanding is reduced or if the aggregate ownership of Parent, Alpharma and their respective Affiliates in the Company is increased as a result of a recapitalization of the Company or as a result of any other action taken by the Company, Parent, Alpharma and their respective Affiliates will not be required to dispose of (and may continue to vote in accordance with Section 6.4) any of its or their holdings of Voting Capital Stock even though such action resulted in Parent's, Alpharma's and their respective Affiliates' aggregate ownership exceeding the Forty Percent Limit.

                Except as otherwise explicitly provided above, if Parent, Alpharma and their respective Affiliates shall at any time during the Standstill Period own in the aggregate in excess of the Forty Percent Limit, then:

                     (X) Parent and Alpharma shall (or shall cause their respective Affiliates to) sell as promptly as practicable under the circumstances sufficient Voting Capital Stock so that after such sale Parent, Alpharma and their respective Affiliates shall not own in the aggregate more than the Forty Percent Limit, and

                     (Y) notwithstanding Section 6.4 to the contrary, Parent and Alpharma shall (and shall cause their respective Affiliates to) refrain from voting on any matter as to which the holders of all classes of Voting Capital Stock shall have the right to vote with respect to any such Voting Capital Stock held by Parent, Alpharma and their respective Affiliates in excess of the Forty Percent Limit (provided, however, that the foregoing paragraph shall not be deemed to limit the Company's remedies in the event that the excess Voting Capital Stock were acquired in violation of this Section);

       (ii) "solicit" proxies with respect to voting securities of the Company under any circumstances or become a "participant" in any "election contest" relating to the election of directors of the Company, as such terms are defined in Regulation 14A under the Exchange Act;

       (iii) deposit any voting securities of the Company in a voting trust or subject them to a voting agreement or other agreement of similar effect;

       (iv) initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals at any time, or induce or attempt to induce any other person to initiate any stockholder proposal;

       (v) present, or propose to present, publicly or otherwise, to the Company, the Board of Directors of the Company or the stockholders of the

                Company any proposal or offer for a merger, tender or exchange offer or other form of business combination involving the Company, or effect, propose to effect or cause to occur any of the foregoing; or

       (vi) take any action individually or jointly with any partnership, limited partnership, syndicate, or other group or assist any other person, corporation, entity or group in taking any action it could not take individually under the terms of this Agreement.

6.2 RESIGNATION. Alpharma shall cause any director of the Company nominated by Alpharma and appointed to the Board of Directors as contemplated by
       Section 5.2(l) of this Agreement and Section 6.5 of the Loan Agreement, and any successor or replacement thereof then in office who was elected to the Board of Directors upon the nomination of Alpharma (the "Alpharma Director"), to resign from the Board of Directors effective upon the Option Expiration Date.

6.3    RECUSAL.

       (a) Alpharma Director. Alpharma shall cause the Alpharma Director to abstain from voting on and/or recuse himself from any matter to be discussed, considered and/or acted upon at any meeting of the Board of Directors of the Company or of a committee of the Board of Directors of the Company with respect to which the Company and Alpharma have a potential conflict of interest, if counsel to the Company advises the Board of Directors of the Company or such committee of the Board of Directors of the Company that such abstention and/or recusal is appropriate given such potential conflict of interest. The Company shall have the right by vote of a majority of all directors of the Company then in office other than the Alpharma Director (the "Non-Alpharma Directors") to exclude the Alpharma Director from access to any documents or other materials provided to the other members of the Board of Directors of the Company which relate to any matter with respect to which the Company and Alpharma have a potential conflict of interest if counsel to the Company advises the Non-Alpharma Directors that such exclusion is appropriate given such potential conflict of interest.

       (b) Non-Alpharma Directors. The Company shall request that any Non-Alpharma Director abstain from voting and/or recuse himself from any matter to be discussed, considered and/or acted upon at any meeting of the Board of Directors of the Company or of a Committee of the Board of Directors of the Company with respect to which the Company and such Non-Alpharma Director (or an Affiliate of such

                Non-Alpharma Director) have a potential conflict of interest, if counsel to the Company advises the Board of Directors of the Company or such committee of the Board of Directors of the Company that such abstention and/or recusal is appropriate given such potential conflict of interest.

6.4    VOTING OF CAPITAL STOCK. During the Standstill Period, subject to clause
       (Y) of clause (i) of Section 6.1, in any election of directors and in any other vote to be taken by the stockholders of the Company as to any matter (whether taken at an annual or special meeting of stockholders or by written action), Parent and Alpharma shall, and shall cause their respective Affiliates to, vote any Depositary Shares (or shares of New Common Stock following the Option Expiration Date), or other Voting Capital Stock which Parent, Alpharma or their respective Affiliates hold, in the same manner and in the same proportion as the votes cast by the other holders of Depositary Shares (or shares of New Common Stock following the Option Expiration Date) or such other Voting Capital Stock.


                                   ARTICLE VII

                            COVENANTS OF THE COMPANY


       The Company hereby covenants and agrees as follows:

7.1 GENERAL COMPANY COVENANTS. The Company shall perform and comply with the covenants of the Company set forth in Sections 6.1 through 6.8 and Sections 7.1 through 7.13 of the Loan Agreement (including the definitions set forth in Section 1.1 of the Loan Agreement to the extent applicable to such sections), which covenants are incorporated herein by reference, whether or not the Loan Agreement is in effect or any amounts are outstanding thereunder, as if such covenants (including the definitions set forth in Section 1.1 of the Loan Agreement to the extent applicable to such sections) were included herein. Any waiver by Alpharma or any holder of the Note of any of such covenants under the terms of the Loan Agreement shall not constitute a waiver of any covenant of the Company under this Agreement unless Alpharma waives such covenant in accordance with Section 8.5(a).

7.2 CALL OPTION TRANSFER. Immediately following the Effective Time of the Merger, the Company shall transfer the Call Option to Alpharma by executing the Call Option Assignment attached hereto as Exhibit C.

7.3 FUTURE OPTION GRANTS. Any options to purchase shares of Common Stock granted by the Company to officers, directors or employees of, or consultants or advisors to, the Company from and after the date hereof through the Option Expiration Date shall provide that such options may not be exercised on the Option Closing Date (as defined in the Depositary Agreement).

7.4 FURTHER ASSURANCES. From time to time the Company shall execute and deliver to Alpharma such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by Alpharma in order to implement or effectuate the terms and provisions of this Agreement.



                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 NOTICES. All notices, requests, demands, claims, and other communications to any party hereunder or pursuant to the terms hereof shall be in writing. Any such notice, request, demand, claim, or other communication to any party hereunder shall be deemed duly delivered three Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                If to Alpharma, to:

                       Alpharma USPD Inc.
                       7205 Windsor Blvd.
                       Baltimore, MD  21244
                       Attention:  President
                with a copy to:

                       Alpharma USPD Inc.
                       7205 Windsor Blvd.
                       Baltimore, MD  21244
                       Attention: Chief Legal Officer

                If to Parent, to:

                       Alpharma, Inc.
                       One Executive Drive
                       Fort Lee, New Jersey  07024
                       Attention:  President

                with a copy to:

                       Alpharma, Inc.
                       One Executive Drive
                       Fort Lee, New Jersey  07024
                       Attention:  Chief Legal Officer

                If to the Company, to:

                       Ascent Pediatrics, Inc.
                       187 Ballardvale Street, Suite B125
                       Wilmington, Massachusetts  01887
                       Attention:  Alan R. Fox

                with a copy to:

                       Hale and Dorr LLP
                       60 State Street
                       Boston, Massachusetts  02109
                       Attention: David E. Redlick, Esq.

       Any party may give any such notice, request, demand, claim, or other communication using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

8.2 DUPLICATE ORIGINALS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

8.3 PRESS RELEASES AND ANNOUNCEMENTS. Neither Parent or Alpharma, on the one hand, nor the Company, on the other hand, shall issue any press release or public disclosure relating to the existence of, or the subject matter of this Agreement, the Merger Agreement or any of the Ancillary Agreements without the prior written approval of the other party; provided, however, that any party hereto may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party shall advise the other party and provide it with a copy of the proposed disclosure prior to making the disclosure).

8.4 GOVERNING LAW. The laws of the State of Delaware, without regard to principles of conflicts of law, shall govern this Agreement.

8.5    AMENDMENTS; NO WAIVERS.

       (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in case of an amendment, by Alpharma and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver on behalf of the Company shall be effective without the approval of a majority of the Non-Alpharma Directors.

       (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.6 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto. Notwithstanding the foregoing, Alpharma may assign, delegate or otherwise transfer all of its rights and obligations under this Agreement to a transferee that acquires all or substantially all of the business, assets or capital stock of Alpharma; provided that (a) Alpharma also assigns, delegates or otherwise transfers all of its rights and obligations under the Depositary Agreement to such transferee and (b) such transferee agrees in writing to be bound by and subject to the provisions of this Agreement and the Depositary Agreement.

8.7 SPECIFIC PERFORMANCE. The Company, Parent and Alpharma acknowledge and agree that Alpharma's and the Company's respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by Alpharma, Parent or the Company of any of the provisions of this Agreement, in addition to any remedies at law or otherwise, Alpharma and the Company, respectively, without posting any bond shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

8.8    TERMINATION.

       (a) This Agreement shall terminate upon the earliest of (i) September 30, 1999 if the Closing has not occurred prior to or on such date,
              (ii) the Option Closing Date and (iii) the Option Expiration Date; provided that, notwithstanding the foregoing, (A) the terms of Sections 4.4 and 8.12 of this Agreement and the obligations thereunder shall survive the termination contemplated by this
              Section 8.8 in accordance with their respective terms, and (B) the terms of Sections 6.1 and 6.4 of this Agreement and the obligations thereunder shall survive the termination contemplated by this Section 8.8 in accordance with their respective terms and shall terminate upon the expiration of the Standstill Period.

       (b) Notwithstanding the foregoing, (i) Alpharma may terminate this Agreement upon written notice to the Company if (A) the Board of Directors of the Company withdraws its recommendation of the Merger or (B) the stockholders fail to approve the Merger Agreement (including the exhibits thereto) and the transactions contemplated thereby, including the Merger, at the Stockholder Meeting, and (ii) the Company may terminate this Agreement upon written notice to Alpharma if the Board of Directors withdraws its recommendation of the Merger in accordance with its fiduciary duties as provided in Section 4.6 of this Agreement. In either of such events, the Company shall pay to Alpharma in cash a termination fee in the amount of $1,200,000, such termination fee to be payable within ten Business Days after such termination.

8.9 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein, including the Merger Agreement, the Ancillary Agreements and the

       Guaranty Agreement) constitutes the entire agreement among the parties and supersedes any prior understanding, agreements or representations as between the parties, written or oral, with respect to the subject matter hereof.

8.10 SEPARABILITY. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.11 HEADINGS, ETC. The Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

8.12 CONFIDENTIALITY. Each of Parent and Alpharma agree that it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor Alpharma's investment in the Company any confidential, proprietary or secret information which Parent or Alpharma may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to Parent or Alpharma pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public (other than as a result of a breach of this Section 8.12 by Parent or Alpharma); provided, however that Parent or Alpharma, as the case may be, may disclose such information if required by law, provided that Parent or Alpharma, as the case may be, provides prior written notice to the Company of such proposed disclosure and takes reasonable steps to avoid and/or minimize the extent of any such required disclosure. Each of Parent and Alpharma further acknowledge and agree that certain of the confidential, proprietary or secret information which it may obtain hereunder may be material non-public information and that neither it nor any of its Affiliates shall engage in any acquisition, disposition or other similar transaction involving the Company's securities on the basis of, or at such time as Parent or Alpharma possesses, such material non-public information.

                         [REMAINDER OF PAGE LEFT BLANK]

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above set forth.


Attest:                                         ASCENT PEDIATRICS, INC.


/s/ John G. Bernardi                            By: /s/ Alan R. Fox
-----------------------------                      ----------------------------
       Secretary                                    Title: President


Attest:                                         ALPHARMA USPD INC.


                                                By: /s/ Thomas L. Anderson
-----------------------------                      ----------------------------
       Secretary                                    Title: President



Attest:                                         ALPHARMA, INC.


                                                By: /s/ Jeffrey E. Smith
-----------------------------                      ----------------------------
       Secretary                                    Title: Vice President
                                                           Finance and Chief
                                                           Financial Officer

                                                                       Exhibit A

                          OPINION OF HALE AND DORR LLP

1. Each of the Company and Merger Sub is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

2. The Company has the requisite corporate power and authority to execute, deliver and perform the Merger Agreement and the Transaction Agreements. The Merger Sub has the requisite corporate power and authority to execute, deliver and perform the Merger Agreement.

3. The Board of Directors of the Company has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance by the Company of the Merger Agreement and the Transaction Agreements. The Board of Directors of the Merger Sub has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance by the Merger Sub of the Merger Agreement.

4. The Company has duly executed and delivered the Merger Agreement and the Transaction Agreements. The Merger Sub has duly executed and delivered the Merger Agreement.

5. Each of the Merger Agreement and the Transaction Agreements is a valid and binding obligation of the Company and is enforceable against the Company in accordance with its respective terms. The Merger Agreement is a valid and binding obligation of the Merger Sub and is enforceable against the Merger Sub in accordance with its terms.

6. The Note has been duly authorized, executed, issued and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

7. The execution and delivery by the Company of the Merger Agreement and the Transaction Agreements and the performance of its obligations thereunder will not (a) constitute a violation of the certificate of incorporation or bylaws of the Company, (b) constitute a material violation by the Company of any statutory law or governmental regulation covered by this Opinion, or (c) breach, or result in a default under any existing obligation of the Company under any of its Other Specified Agreements. The execution and delivery by the Merger Sub of the Merger Agreement and the performance of its obligations thereunder will not (a) constitute a violation of the certificate of incorporation or bylaws of the Merger Sub or (b) constitute a material violation by the Merger Sub of any statutory law or governmental regulation covered by this Opinion. The term Other Specified Agreements means those agreements set forth on Schedule A attached hereto.

8. Except as provided on the schedule of Governmental Filings attached hereto as Schedule B, to our knowledge and based in part upon the representations of Alpharma in the Master Agreement, neither the Company nor Merger Sub was required to obtain any consent, approval, authorization or order of, or make any filings or registrations with, any United States federal court or governmental agency in order to obtain the right to enter into or perform under the Merger Agreement or, in the case of the Company, any of the Transaction Agreements, or to take any of the actions taken by it on or prior to this date to consummate the transactions contemplated thereby, except for (i) such consents, authorizations, approvals, orders, registrations or filings as have been obtained or made prior to the date hereof, or as permitted to be made or obtained on or after the date hereof pursuant to the Merger Agreement, the Transaction Agreements and the exhibits and schedules thereto, respectively; and (ii) such consents, authorizations, approvals, orders, registrations or filings as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

9. Neither the Company nor Merger Sub is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                                                       EXHIBIT B
Form of Kirkland & Ellis Opinion
--------------------------------


1. Alpharma is a corporation existing and in good standing under the laws of the State of Maryland. Parent is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

2. Alpharma has the corporate power to enter into and perform its obligations under the Transaction Agreements to which it is a party. Parent has the corporate power to enter into and perform its obligations under the Transaction Agreements to which it is a party.

3. The Board of Directors of Alpharma has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance by Alpharma of the Transaction Agreements to which it is a party. The Board of Directors of Parent has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance by Parent of the Transaction Agreements to which it is a party.

4. Alpharma has duly executed and delivered the Transaction Agreements to which it is a party. Parent has duly executed and delivered the Transaction Agreements to which it is a party.

5. Each of the Transaction Agreements to which Alpharma or Parent is a party is a valid and binding obligation of Alpharma or Parent, respectively, and is enforceable against Alpharma or Parent, as applicable, in accordance with its respective terms.

6. The execution and delivery by each of Alpharma and Parent of the Transaction Agreements to which it is a party and performance of its obligations thereunder will not (a) constitute a violation of the certificate of incorporation or bylaws of Alpharma or Parent, respectively, (b) constitute a material violation by Alpharma or Parent, respectively, of any applicable provision of statutory law or governmental regulation covered by this Opinion or (c) breach, or result in a default under any existing obligation of Alpharma or Parent, respectively, under any of its Other Specified Agreements. Our opinion in this paragraph does not address any impact the actions of Alpharma or Parent may have under any financial covenants or tests, any consequences a default by Alpharma or Parent under any of the Transaction Agreements may have under any of the Other Specified Agreements or any cross default provisions in the Other Specified Agreements. The term Other Specified Agreements means those agreements set forth on Schedule I attached hereto.

7. To our actual knowledge and based in part upon your representations in the Master Agreement, neither Alpharma nor Parent was required to obtain any consent, approval, authorization or order of, or make any filings or registrations with, any United States federal court or governmental agency in order to obtain the right to enter into or perform under any of the Transaction Agreements, or to take any of the actions taken by it on or prior to this date to consummate the transactions contemplated thereby, except for (i) such consents, authorizations, approvals, orders, registrations or filings as have been obtained or made prior to the date hereof, or as permitted to be made or obtained on or after the date hereof pursuant to the Transaction Agreements and the exhibits and schedules thereto, respectively; and (ii) such consents, authorizations, approvals, orders, registrations or filings as could not individually or in the aggregate be expected to have a Material Adverse Effect.

                                                                       EXHIBIT C

                             CALL OPTION ASSIGNMENT

                                                    ________________ __, 1999


       Reference is hereby made to the Depositary Agreement (the "Depositary Agreement") dated as of February 16, 1999 by and among Ascent Pediatrics, Inc., a Delaware corporation, Alpharma USPD Inc., a Maryland corporation, and State Street Bank and Trust Company and to the Master Agreement (the "Master Agreement") dated as of February 16, 1999 by and between the Company and Alpharma.

       In accordance with Sections 5.2(n) and 7.2 of the Master Agreement and
Section 10.09 of the Depositary Agreement, the Company hereby:

              (i) assigns, transfers and otherwise delegates such of its rights and obligations under the Call Option (as defined in the Depositary Agreement) so that following such assignment, transfer and delegation, Alpharma shall have the rights and obligations under the Call Option specified in the Depositary Agreement;

              (ii) agrees to undertake such other obligations and actions with respect to Alpharma as are specified in the Depositary Agreement; and

              (iii) relinquishes any and all rights to exercise the Call Option.

       Executed as of the date set forth above.

                                       ASCENT PEDIATRICS, INC.


                                       By:
                                          -------------------------------------

                                       Its:
                                           ------------------------------------

Accepted:


ALPHARMA USPD INC.

By:
   --------------------------

Its:
    -------------------------